Exhibit 1.1
EXECUTION VERSION
CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.
CFCRE COMMERCIAL MORTGAGE TRUST, SERIES 2011-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2011-C2
UNDERWRITING AGREEMENT
December 6, 2011

Cantor Fitzgerald & Co.	Barclays Capital Inc.
499 Park Avenue	745 Seventh Avenue
New York, New York 10022	New York, New York 10019

Deutsche Bank Securities Inc.	CastleOak Securities, L.P.
60 Wall Street	110 East 59th Street, 2nd Floor
New York, NY 10005	New York, New York 10022

Nomura Securities International, Inc.
Two World Financial Center
New York, NY 10281
Ladies and Gentlemen:
          CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership (the “Depositor”), proposes to cause to be issued its CFCRE Commercial Mortgage Trust, Series 2011-C2, Commercial Mortgage Pass-Through Certificates, Series 2011-C2 (the “Certificates”), consisting of 16 classes designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class X-B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class S and Class R Certificates pursuant to a Pooling and Servicing Agreement (the “Pooling Agreement”), dated as of December 11, 2011, between the Depositor, Bank of America, National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Trimont Real Estate Advisors, Inc., as operating advisor (the “Operating Advisor”), Citibank N.A., as certificate administrator (the “Certificate Administrator”), and Citibank, N.A., as trustee (the “Trustee”), and proposes to sell the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Publicly Offered Certificates”) to Cantor Fitzgerald & Co. (“CF&Co.”), Deutsche Bank Securities Inc. (“DBSI”), Barclays Capital Inc. (“Barclays”), Nomura Securities International, Inc. (“Nomura”) and CastleOak Securities, L.P. (“CastleOak” and, together with CF&Co., DBSI, Barclays and Nomura, the “Underwriters”). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of a trust fund (the “Trust”) primarily consisting of a segregated pool of mortgage loans secured by first liens on commercial and multifamily properties (collectively, the “Mortgage Loans”).

          The Mortgage Loans will be purchased by the Depositor from Cantor Commercial Real Estate Lending, L.P. (the “Mortgage Loan Seller” or “CCRE”) pursuant to a Mortgage Loan Purchase Agreement, dated as of December 11, between the Depositor and the Mortgage Loan Seller (the “Purchase Agreement”), in exchange for immediately available funds. This Underwriting Agreement (the “Agreement”) is to confirm the arrangements with respect to your purchase of the Publicly Offered Certificates. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling Agreement, as in effect on the Closing Date.
          At or prior to the time when sales to purchasers of the Offered Certificates were first made, which was approximately 4:20 p.m. (Eastern Time) on December 6, 2011 (the “Time of Sale”), the Depositor had prepared or made available the following information (collectively, the “Time of Sale Information”): (i) a free writing prospectus dated November 23, 2011 (the cover page of which is attached hereto as Annex A (the “Preliminary Free Writing Prospectus”), (ii) a supplemental structural and collateral information free writing prospectus dated November 23, 2011, referred to as the “Term Sheet”, (iii) the draft of the Pooling Agreement furnished or made available to prospective investors in the Publicly Offered Certificates dated December 1, 2011, (iv) the Depositor’s base prospectus, dated November 23, 2011 (the “Base Prospectus”) and (v) each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A (each, a “Free Writing Prospectus”). If, subsequent to the date of this Agreement, the Depositor and the Underwriters (x) determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) terminate their old purchase contracts and enter into new purchase contracts with investors in the Publicly Offered Certificates, then “Time of Sale Information” will refer to the information conveyed to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions (“Corrective Information”) and “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.
     Section 1. The Depositor represents and warrants to, and agrees with, each of the Underwriters that:
     (a) A registration statement on Form S-3 (Commission File No. 333-172863), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Publicly Offered Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement, as amended, has become effective. No stop order suspending the effectiveness of such registration statement is in effect, and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. Such registration statement, including the exhibits thereto and any information that is contained in the Prospectus (as defined below) and is deemed to be a part of and included in such registration statement, as such registration statement may have been amended or supplemented at the date of the Prospectus, is hereinafter referred to as the “Registration Statement;” the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act is hereinafter referred to as the “Base Prospectus”; the supplement to the Base Prospectus relating to the Publicly Offered Certificates in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act is hereinafter referred to as the “Prospectus Supplement”; and the Base Prospectus and the Prospectus Supplement, including any CDs or DVDs delivered therewith, together, are hereinafter referred to as the “Prospectus.” The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied with respect to the Registration Statement. There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information. There has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;
     (b) As of its effective date or deemed effective date pursuant to Rule 430B under the Securities Act (the “Effective Date”), the Registration Statement did conform in all material respects to the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), where applicable, and the rules and regulations of the Commission under the Securities Act or the Exchange Act, as applicable, and did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any Underwriter Information (as defined below);
     (c) As of the date of the Prospectus Supplement and as of the Closing Date, the Prospectus will conform, in all material respects to the requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and such document does not include, and will not include, any untrue statement of a material fact and does not omit, and will not omit, to state any material fact necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to the absence of pricing or price dependent information as of the date of the Prospectus Supplement or to (A) the information contained in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by the Underwriters specifically for use in connection with the preparation of the Time of Sale Information or Prospectus or any revision or amendment thereof or supplement thereto (the “Underwriter Information”), (B) any information contained in or omitted from the portions of the Prospectus for which the Mortgage Loan Seller is obligated to indemnify the Underwriters and the Depositor pursuant to the Indemnification Agreement, dated as of December 6, 2011 between the Mortgage Loan Seller, the Underwriters and the Depositor (the “Mortgage Loan Seller Information”), (C) any information contained in or omitted from the portions of the Prospectus for which the Master Servicer is obligated to indemnify the Underwriters and the Depositor pursuant to the Indemnification Agreement, dated as of December 6, 2011, between the Master Servicer, the Underwriters and the Depositor (the “Master Servicer Information”), (D) any information contained in or omitted from the portions of the Prospectus for which the Special Servicer is obligated to indemnify the Underwriters and the Depositor pursuant to the Indemnification Agreement, dated as of December 6, 2011, between the Special Servicer, the Underwriters and the Depositor (the “Special Servicer Information”), (E) any information contained in or omitted from the portions of the Prospectus for which the Trustee and Certificate Administrator is obligated to indemnify the Underwriters and the Depositor pursuant to the Indemnification Agreement, dated as of December 6, 2011, between the Trustee, the Underwriters and the Depositor (the “Trustee Information”), (F) any information contained in or omitted from the portions of the Prospectus for which the Operating Advisor is obligated to indemnify the Underwriters and the Depositor pursuant to the Indemnification Agreement, dated as of December 6, 2011, among the Operating Advisor, the Underwriters and the Company (the “Operating Advisor Information”) or (G) any information contained in or omitted from the portions of the Prospectus for which the Certificate Administrator is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of December 6, 2011, among the Certificate Administrator, the Underwriters and the Company (the “Certificate Administrator Information”). The Underwriter Information shall consist of the first sentence of the fourth paragraph and the ninth paragraph of the section of the Prospectus Supplement entitled “Plan of Distribution” and the first and second sentences of the last paragraph on the cover page of the Prospectus Supplement;
     (d) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder;
     (e) Since the date as of which information is given in the Prospectus, there has not been any change in the financial condition of the Depositor or any of its subsidiaries or any material adverse change, or any development involving a change, that would have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement, the Pooling Agreement or the Purchase Agreement;
     (f) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (A) any statements or omissions made in reliance upon and in conformity with the Underwriter Information, (B) any Mortgage Loan Seller Information, (C) any Master Servicer Information, (D) any Special Servicer Information, (E) any Trustee Information, (F) any Certificate Administrator Information or (G) any Operating Advisor Information;
     (g) Other than the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Time of Sale Information, and (iii) each other written communication of the Depositor or its agents and representatives approved by the Underwriters either in writing in advance or in any other manner mutually agreed by the Underwriters and the Depositor (each such communication referred to in clause (ii) and this clause (iii) constituting an “issuer free writing prospectus”, as defined in Rule 433(h) under the Securities Act, being referred to herein as an “Issuer Free Writing Prospectus”). Each such Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Securities Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 12 (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the Underwriter Information or (ii) any Mortgage Loan Seller Information contained in or omitted from any Issuer Free Writing Prospectus. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Depositor expressly for use in any Issuer Free Writing Prospectus;
     (h) The Depositor has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority (including, without limitation, all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies) to own its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor or its execution and performance of the terms of this Agreement, the Pooling Agreement and the Purchase Agreement;
     (i) This Agreement has been duly authorized, executed and delivered by the Depositor and will constitute valid and legally binding obligations of the Depositor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law or considerations of public policy;
     (j) At the Time of Delivery (as defined in Section 4 hereof) the Pooling Agreement and the Purchase Agreement will have been duly authorized, executed and delivered. At the Time of Delivery, the Pooling Agreement and the Purchase Agreement will constitute valid and legally binding obligations of the Depositor, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;
     (k) When the Certificates are issued, executed, authenticated and delivered pursuant to this Agreement and the Pooling Agreement, the Certificates will have been duly authorized, executed, authenticated, issued and delivered, fully paid and nonassessable and will be entitled to the benefits of the Pooling Agreement; and the Certificates and the Pooling Agreement will conform to the descriptions thereof in the Prospectus;

     (l) The issue and sale of the Certificates, the compliance by the Depositor with all of the provisions of this Agreement, the Pooling Agreement and the Purchase Agreement, and the consummation of the transactions herein and therein contemplated, (1) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, (2) will not result in any violation of the provisions of the Certificate of Limited Partnership or the limited partnership agreement of the Depositor or any statute, rule or regulation or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor, or any of its properties; and (3) except as contemplated by the Pooling Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract, agreement or other instrument referred to in clause (1) above. No consent, approval, authorization, order, filing, registration or qualification of or with any such court or governmental agency or body is required for the authorization, issue and sale of the Publicly Offered Certificates or the consummation by the Depositor of the other transactions contemplated by this Agreement, the Pooling Agreement or the Purchase Agreement except such as have been obtained under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and offering of the Publicly Offered Certificates by the Underwriters;
     (m) The statements set forth in the Prospectus under the caption “Description of the Offered Certificates,” insofar as they purport to constitute a summary of the terms of the Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair;
     (n) Other than as set forth or contemplated in the Prospectus or in the Time of Sale Information, there are no legal or governmental actions, proceedings or investigations pending to which the Depositor is a party or to which the Depositor or any property of the Depositor is subject that are required to be described in the Prospectus or Time of Sale Information or that, if determined adversely to the Depositor, would individually or in the aggregate (i) have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, properties or prospects of the Depositor, and, to the best of the Depositor’s knowledge, no such actions, proceedings or investigations are threatened or contemplated by governmental authorities or threatened by others, (ii) invalidate this Agreement, the Pooling Agreement, the Purchase Agreement or the Certificates, (iii) prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling Agreement or the Purchase Agreement, (iv) materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability against the Depositor of, this Agreement, the Pooling Agreement, the Purchase Agreement or the Certificates or (v) adversely affect the federal income tax attributes of the Certificates described in the Prospectus or the Time of Sale Information;
     (o) The Depositor will, at the Time of Delivery, own the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance, and, at the Time of Delivery, the Depositor will have full power and authority to sell and deliver the Mortgage Loans to the Trustee under the Pooling Agreement and at the Time of Delivery will have duly authorized such assignment and delivery to the Trustee by all necessary action;
     (p) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Pooling Agreement, the Purchase Agreement and the Publicly Offered Certificates will have been paid at or prior to the Time of Delivery;
     (q) Neither the Depositor nor the Trust is, and neither the sale of the Certificates in the manner contemplated by the Prospectus nor the activities of the Trust pursuant to the Pooling Agreement will cause the Depositor or the Trust to be (i) required to be registered as an “investment company” or (ii) under the control of an “investment company”, in the case of clauses (i) and (ii) as such terms are defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;
     (r) At the Time of Delivery, the Mortgage Loans will have been duly and validly assigned and delivered by the Depositor to the Trustee;
     (s) There are no contracts, indentures or other documents of a character required by the Securities Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto;
     (t) Any information delivered by or on behalf of the Depositor to any Rating Agency did not, and as of the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to the absence of pricing or price dependent information as of the date of the Prospectus Supplement or to any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information, any Certificate Administrator Information or any Underwriter Information;
     (u) Under generally accepted accounting principles and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Publicly Offered Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Publicly Offered Certificates. The consideration received by the Depositor upon the sale of the Publicly Offered Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Publicly Offered Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Publicly Offered Certificates to the Underwriters. The Depositor is not selling the Publicly Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Depositor;
     (v) The Depositor has not relied on the Underwriters for any tax, regulatory, accounting or other advice with respect to compliance with or registration under any statute, rule or regulation of any governmental, regulatory, administrative or other agency or authority. The Depositor acknowledges and agrees that (i) the terms of this Agreement and the offering (including the price of the Certificates) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Depositor and the Underwriters has been created as a result of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Depositor on other matters; (iii) the Underwriters’ obligations to the Depositor in respect of the offering, and the purchase and sale, of the Certificates are set forth in this Agreement in their entirety; (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters; and (v) the Depositor will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Depositor in connection with the transactions contemplated hereby or the process leading thereto;
     (w) The Depositor is not, and on the date on which the first bona fide offer of the Offered Certificates is made (within the meaning of Rule 164(h)(2) under the Securities Act) will not be, an “ineligible issuer,” as defined in Rule 405 under the Securities Act; and
     (x) The Depositor has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and the Depositor has complied, and will hereafter comply, with each such representation.
     Section 2. Each Underwriter represents and warrants to, and agrees with, the Depositor, that:
     (a) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer of the Publicly Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Publicly Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Publicly Offered Certificates to the public in that Relevant Member State at any time pursuant to the following exemptions, if they have been implemented in that Relevant Member State: (A) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; (B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Depositor for any such offer; or (C) in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3(2) of the Prospectus Directive. For the purposes of this Section 2(i), (1) the expression an “offer of the Publicly Offered Certificates to the public” in relation to any Publicly Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Publicly Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Publicly Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU. “European Economic Area” means Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden and United Kingdom.
     (b) In the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Publicly Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor.
     (c) Each Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Publicly Offered Certificates in, from or otherwise involving the United Kingdom.
     (d) Each Underwriter will not offer or sell any Publicly Offered Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan.
     (e) It has not provided, as of the date of this Agreement, and covenants with the Depositor that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Certificates, the transactions contemplated by this Agreement or the Pooling Agreement or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of the Depositor.
     (f) It will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Certificates, the transactions contemplated by this Agreement or the Pooling Agreement or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Certificates (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of the Depositor.

     Section 3. Subject to the terms and conditions herein set forth, the Depositor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Depositor, at a purchase price determined in accordance with Schedule II hereto, the principal amount of the Publicly Offered Certificates in accordance with Schedule II hereto. Upon the authorization by you of the release of the Publicly Offered Certificates, the several Underwriters propose to offer the Publicly Offered Certificates for sale to the public (which may include selected dealers) upon the terms and conditions set forth in the Prospectus.
     Section 4. (a) The Publicly Offered Certificates to be purchased by the Underwriters will be represented by one or more definitive global Certificates in book-entry form, which will be deposited by or on behalf of the Depositor with The Depository Trust Company (“DTC”) or its designated custodian. The Depositor will deliver such Certificates to each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to the Depositor of Federal (same day) funds, by causing DTC to credit such Certificates to the respective accounts of the Underwriters at DTC. The Depositor will cause the certificates representing such Certificates to be made available to the Underwriters for checking at least twenty-four hours prior to the Time of Delivery at an office designated by the Underwriters (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on December 15, 2011, or such other time and date as the Underwriters and the Depositor may agree upon in writing. Such time and date are herein called the “Time of Delivery” and such date is herein called the “Closing Date.”
     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Offered Certificates and any additional documents requested by the Underwriters pursuant to Section 7(o) hereof, will be delivered at the offices of Sidley Austin LLP (“Sidley”) at 787 Seventh Avenue, New York, NY 10019 (the “Closing Location”), and the Publicly Offered Certificates will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day prior to the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     Section 5. The Depositor agrees with each of the Underwriters:
     (a) If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act not later than the time specified therein by means reasonably calculated to result in filing with the Commission pursuant to such rule. The Depositor will advise the Underwriters promptly of any such filing pursuant to and within the time frames set forth in Rule 424(b). Subject to Section 12, the Depositor will cause each Issuer Free Writing Prospectus to be transmitted for filing pursuant to Rule 433 under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule;
     (b) To make no amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented prior to the Closing Date, or to prepare, use, authorize,

approve, refer to or file any Issuer Free Writing Prospectus, without furnishing the Underwriters with a copy of the proposed form thereof and providing the Underwriters with a reasonable opportunity to review the same; and during such same period to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of any of the Publicly Offered Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Publicly Offered Certificates or suspending any such qualification, to use promptly its best efforts to obtain withdrawal of such order;
     (c) Promptly from time to time to take such action as the Underwriters may reasonably request in order to qualify the Publicly Offered Certificates for offering and sale under the securities laws of such states as the Underwriters may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Certificates; provided, that in connection therewith neither the Trust nor the Depositor shall be required to qualify to do business, or to file a general consent to service of process in any jurisdiction;
     (d) To furnish the Underwriters with copies of the Registration Statement (including exhibits), copies of the Prospectus and each Free Writing Prospectus (as amended or supplemented), and the Pooling Agreement, in such quantities as the Underwriters may from time to time reasonably request; and if, before a period of six months shall have elapsed after the Closing Date and the delivery of a prospectus shall be at the time required by law in connection with sales of any such Publicly Offered Certificates, either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, as amended or supplemented, to notify each Underwriter and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as each Underwriter may from time to time reasonably request an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of such Certificates at any time six months or more after the Closing Date, upon such Underwriter’s request, to prepare and deliver to the Underwriter as many copies as such Underwriter may request of an amended or supplemented prospectus complying with the Securities Act;
     (e) So long as any of the Publicly Offered Certificates are outstanding, to furnish the Underwriters copies of all reports or other communications (financial or other) furnished to Holders of Certificates, and to deliver to each Underwriter during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; (ii) copies of each amendment to any of the Pooling Agreement and the Purchase

Agreement; and (iii) such additional information concerning the business and financial condition of the Depositor or the Trust as each Underwriter may from time to time reasonably request; and
     (f) Not to be or become, or allow the Trust to become, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     Section 6. The Depositor covenants and agrees with the several Underwriters that the Depositor will pay or cause to be paid the following: (i) the Commission’s filing fees with respect to the Publicly Offered Certificates; (ii) the fees, disbursements and expenses of counsel and accountants for the Depositor in connection with the issue of the Certificates and all other expenses in connection with the preparation and printing of all amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriters and dealers; (iii) the cost of preparing the Certificates, printing or producing this Agreement, the Pooling Agreement, any Blue Sky Supplement and any term sheets, computational materials, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus and any other document produced in connection with the offering, purchase, sale and delivery of the Publicly Offered Certificates and all amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriters and dealers; (iv) all expenses in connection with the qualification of the Offered Certificates for offering and sale under state securities laws as provided in Section 5(c) of this Agreement, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Supplement; (v) any fees charged by securities rating services for rating the Certificates; (vi) the fees and expenses of each of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and of any agent of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, and the reasonable fees and disbursements of counsel for the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, in connection with the Pooling Agreement, the Purchase Agreement, the Publicly Offered Certificates and the applicable Indemnification Agreements; and (vii) all other costs and expenses incident to the performance of the Depositor’s obligations hereunder that are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6 and Sections 8, 11 and 13(c) hereof, each Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Offered Certificates by it and any advertising expenses connected with any offers it may make.
     Section 7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Depositor herein are, at and as of the Time of Delivery, true and correct, the condition that the Depositor shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Pooling Agreement, the Purchase Agreement, the Indemnification Agreements (referred to in Section 1(d) of this Agreement) and all of the other agreements identified in such agreements shall have been duly entered into by all of the respective parties;

     (b) Sidley Austin LLP, special counsel to the Depositor, shall have furnished to the Underwriters its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters;
     (c) Sidley Austin LLP, special counsel to the Depositor, shall have furnished to the Underwriters its letter relating to the Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date thereof and as of the Time of Delivery, dated the Time of Delivery, in form and substance satisfactory to the Underwriters;
     (d) Counsel to the Underwriters shall have furnished to the Underwriters its letter relating to the Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date thereof and as of the Time of Delivery, dated the Time of Delivery, in form and substance satisfactory to the Underwriters;
     (e) In-house counsel for the Depositor shall have furnished to the Underwriters a written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters;
     (f) Counsel for the Mortgage Loan Seller satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters;
     (g) Counsel for the Mortgage Loan Seller satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date thereof and as of the Time of Delivery, dated the Time of Delivery, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;
     (h) Counsel for each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, in each case satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;
     (i) Counsel for each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, in each case satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date thereof and as of the Time of Delivery, dated the Time of Delivery, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;
     (j) The independent accountants of the Depositor or other accountants acceptable to the Underwriters shall have furnished to the Underwriters a letter or letters, dated the date hereof, and a letter or letters, dated the Time of Delivery, respectively, containing statements and information of the type customarily included in accountants’ “comfort letters” and “agreed upon procedures letters” with respect to certain financial and statistical information contained in the Time of Sale Information and the Prospectus, in each case as to such matters as the Underwriters may reasonably request and in form and substance satisfactory to the Underwriters;

     (k) (i) Neither the Depositor nor any of its subsidiaries shall have sustained since August 17, 2011 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information as of the Time of Sale or in the Prospectus as amended prior to the Time of Delivery, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the Time of Delivery there shall not have been any change in the financial condition of the Depositor or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Depositor and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the Time of Delivery, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Publicly Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus as first amended or supplemented;
     (l) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or any material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in the financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Publicly Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus;
     (m) The Depositor shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates of its officers satisfactory to the Underwriters as to the accuracy in all material respects of its representations and warranties herein at and as of such Time of Delivery, as to the performance of all of its obligations hereunder to be performed at or prior to such Time of Delivery and, as to such other matters as the Underwriters may reasonably request;
     (n) The Underwriters shall have received evidence satisfactory to them that the Publicly Offered Certificates specified on Schedule I hereto are rated in the rating category or categories as indicated in the Time of Sale Information by the rating agency or agencies specified therein;
     (o) The Underwriters shall have received such further opinions, information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto and thereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel;

     (p) The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission, and the Prospectus Supplement and each Free Writing Prospectus required to be filed by the Depositor pursuant to Section 12 shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) or Rule 433 under the Securities Act, as applicable; and
     (q) On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the Depositor’s debt securities or preferred equity by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Depositor’s debt securities or preferred equity.
     Section 8. (a) The Depositor shall indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, expenses, claims, damages or liabilities, joint or several (and will reimburse each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, for any legal fees and other expenses incurred in connection with any suit, action, investigation or proceeding, liability or any claim asserted, as such fees and expenses are incurred), to which such Underwriter, its affiliates, directors and officers and each person, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the Base Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or any Issuer Free Writing Prospectus or any Issuer Information contained in any Underwriter Free Writing Prospectus, or the omission or alleged omission to state a material fact necessary to make the statements therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which untrue statement or omission referred to in this clause (iii) was not corrected by Corrective Information subsequently supplied by the Depositor or the Mortgage Loan Seller to such Underwriter at least 1 Business Day prior to the Time of Sale and if such Corrective Information was so delivered, the subject loss, expenses, claim, damage or liability would not have resulted but for the fact that such Underwriter sold Publicly Offered Certificates to the person asserting such loss, expenses, claim, damage or liability without delivering to such person such Corrective Information prior to the Time of Sale, or (iv) any breach of the representation and warranty in Section 1(w); provided, however, that, in the case of clauses (i) and (ii) above, the Depositor shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability is caused by any such untrue statement or omission or alleged untrue statement or omission with respect to any information in the Prospectus as to which such Underwriter has agreed to indemnify the Depositor pursuant to Section 8(b); and provided, further, that the Depositor shall have no obligation to so indemnify and hold harmless to the extent that such loss, expense, claim, damage or liability arises out of or is based upon an untrue statement or omission or an alleged untrue statement or omission with respect to any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information, any Certificate Administrator Information or any Underwriter Information.
     (b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor and its affiliates, directors and officers and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, expenses, claims, damages or liabilities to which the Depositor or its affiliates, directors or officers or any person who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon (i) any untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the Underwriter Information with respect to such Underwriter and (ii) any untrue statements or alleged untrue statements of a material fact in any Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter or omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided, that no Underwriter shall be obligated to so indemnify and hold harmless the Depositor to the extent such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission with respect to any Issuer Information, any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information or any Certificate Administrator Information, or (B) with respect to information that is also contained in the Time of Sale Information.
          Each Underwriter (the “Indemnifying Underwriter”) will indemnify and hold harmless the other Underwriters, each affiliate, officer and director of any such other Underwriter and each person, if any, who controls any such other Underwriter within the meaning of either the Securities Act or the Exchange Act (such indemnified parties, individually and collectively, the “Non Indemnifying Underwriter”) from and against any and all losses, expenses, claims, damages or liabilities, joint or several, to which the Non Indemnifying Underwriter becomes subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with the Time of Sale Information) to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free Writing Prospectus prepared by such Indemnifying Underwriter or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 12, and agrees to reimburse such Non Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor or the Mortgage Loan Seller to any Underwriter at least 1 Business Day prior to the Time of Sale, or in any Mortgage Loan Seller Information, Master Servicer Information, Special Servicer Information, Operating Advisor Information, Trustee Information or Certificate Administrator Information. This agreement will be in addition to any liability that any Underwriter may otherwise have.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, except to the extent that such omission to notify materially prejudices the indemnifying party and in no event relieves it of liability it may otherwise then have under Section 8(a) and (b). Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation and other than under the circumstances described in clauses (i) through (iii) of the next sentence. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing two sentences, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of the indemnified party, without the consent of the indemnified party.
     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, expenses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Publicly Offered Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the sale of the Publicly Offered Certificates by the Underwriters (before deducting expenses) received by the Depositor bear to the total underwriting fees, discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted, and opportunity to correct or prevent such statement or omission any other equitable considerations appropriate under the circumstances. The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, expenses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, which expenses the indemnifying party shall pay as and when incurred at the request of the indemnified party. Notwithstanding the provisions of subsection (c) above and this subsection (d), no Underwriter shall be required to contribute or deemed to contribute any amount in excess of the amount by which the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the Publicly Offered Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
     (e) The obligations of the Depositor under this Section 8 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter or any Person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters with respect to any Publicly Offered Certificates under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Depositor and to each Person, if any, who controls the Depositor within the meaning of the Securities Act or the Exchange Act.
     (f) The amount paid or payable by an indemnified party as a result of the losses, expenses, claims, damages or other liabilities (or actions in respect thereof) referred to in this Section 8 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, which expenses the indemnifying party shall pay as and when incurred at the request of the indemnified party. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.
     Section 9. (a) If any Underwriter shall default in its obligation to purchase Publicly Offered Certificates which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Certificates on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Certificates, then the Depositor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Certificates on such terms. In the event that, within the respective prescribed periods, you notify the Depositor that you have so arranged for the purchase of such Certificates, or the Depositor notifies you that it has so arranged for the purchase of such Certificates, you or the Depositor shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Depositor agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Certificates.
     (b) If, after giving effect to any arrangements for the purchase of the Publicly Offered Certificates of a defaulting Underwriter or Underwriters by you and the Depositor as provided in subsection (a) above, the aggregate principal amount of such Publicly Offered Certificates which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Publicly Offered Certificates, then the Depositor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Publicly Offered Certificates which such non-defaulting Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Publicly Offered Certificates which such non-defaulting Underwriter agreed to purchase hereunder) of the Publicly Offered Certificates of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Certificates of a defaulting Underwriter or Underwriters by you and the Depositor as provided in subsection (a) above, the aggregate principal amount of such Certificates which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Certificates, or if the Depositor shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Certificates of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Depositor, except for the expenses to be borne by the Depositor and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     Section 10. The respective indemnities, agreements, representations, warranties and other statements of the Depositor and the several Underwriters as set forth in this Agreement, shall remain in full force and effect, regardless of any termination of this Agreement, any investigation (or any statement as to the results thereof) made in connection with the issuance of Certificates by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Depositor, or any officer or director or controlling person of the Depositor and shall survive delivery of and payment for the Offered Certificates.
     Section 11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Depositor shall not be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if for any reason the Certificates are not delivered by or on behalf of the Trustee as provided herein, other than by Underwriters’ failure to comply with their obligations hereunder, the Depositor will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Certificates, but the Depositor shall be under no further liability to any Underwriter with respect to such Certificates except as provided in Section 6 and Section 8 hereof.
     Section 12. (a) The Underwriters may prepare and provide to prospective investors free writing prospectuses, or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such free writing prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format and not in a PDF, except to the extent that the Depositor, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter shall be responsible for any breach of the following conditions by any other Underwriter)):
     (i) Unless preceded or accompanied by the Prospectus, the Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Publicly Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) is made in reliance on Rule 172 under the Securities Act, (3) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (4) constitutes Time of Sale Information or a Free Writing Prospectus that does not constitute Time of Sale Information. The Underwriters shall not convey or deliver in connection with the initial offering of the Offered Certificates any materials in reliance on any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Securities Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Securities Act.
     (ii) Each Underwriter shall deliver to the Depositor, no later than two Business Days prior to the date of first use thereof or such later date as may be agreed to by the Depositor that allows the Depositor to satisfy the requirements of Rule 433 under the Securities Act, (a) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter (an “Underwriter Free Writing Prospectus”) and that contains any “issuer information,” as defined in Rule 433(h) under the Securities Act and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 (“Issuer Information”) (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information), and (b) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Offered Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Depositor not later than the later of (A) two Business Days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or such later date as may be agreed to by the Depositor or (B) the date of first use of such Free Writing Prospectus.

     (iii) Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by such Underwriter pursuant to Section 12(a)(ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Offered Certificates.
     (iv) Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 12(a)(ii) did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, Mortgage Loan Seller Information, Master Servicer Information, Special Servicer Information, Operating Advisor Information, Certificate Administrator Information or Trustee Information, which information was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.
     (v) The Depositor agrees to file with the Commission the following:
     (A) Any Issuer Free Writing Prospectus;
     (B) Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Depositor pursuant to Section 12(a)(ii); and
     (C) Any Free Writing Prospectus for which the Depositor or any person acting on its behalf, provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.
Notwithstanding the foregoing, the Depositor shall not be required to file (1) Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Offered Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Offered Certificates or the offering of the Offered Certificates which does not reflect the final terms thereof.
     (vi) Any Free Writing Prospectus required to be filed pursuant to Section 12(a)(v)(C) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:
     (A) Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Publicly Offered Certificates shall be filed by the Depositor with the Commission within two days of the later of the date such final terms have been established for all classes of Publicly Offered Certificates and the date of first use;
     (B) Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Publicly Offered Certificates pursuant to Rule 424(b) under the Securities Act or two Business Days after the first use of such Free Writing Prospectus; and
     (C) Any Free Writing Prospectus required to be filed pursuant to Section 12(a)(v)(C) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four Business Days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.
     (vii) Each Underwriter (with the reasonable cooperation of the Depositor) shall file with the Commission, or provide to the Depositor at least two Business Days prior to the time such filing is required, any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.
     (viii) Notwithstanding the provisions of Section 12(a)(vii), each Underwriter shall file, or cause to be filed, with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four Business Days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.
     (ix) Notwithstanding the provisions of Sections 12(a)(v) and 12(a)(ii), neither the Depositor nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, and no Underwriter shall be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Publicly Offered Certificates.
     (x) The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the Securities Act:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-443-0083.
          (xi) The Depositor and each Underwriter agree to retain all Free Writing Prospectus that they have used and that are not required to be filed pursuant to this Section 12 for a period of three years following the initial bona fide offering of the Publicly Offered Certificates.
          (xii) (A) In the event that the Depositor becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a “Defective Issuer Free Writing Prospectus”), the Depositor shall notify the Underwriters of such untrue statement or omission within one Business Day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).
     (B) In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Publicly Offered Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Depositor of such untrue statement or omission within one Business Day after discovery.
     (C) The Underwriters shall, if requested by the Depositor:
     (1) if the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);
     (2) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;

     (3) notify such investor in a prominent fashion that the prior contract of sale with the investor has been terminated, and of the investor’s rights as a result of termination of such agreement;
     (4) provide such investor with an opportunity to affirmatively agree to purchase the Publicly Offered Certificates on the terms described in the Corrected Free Writing Prospectus; and
     (5) comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.
     (D) In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Depositor agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permit the Depositor access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.
      (xiii) Each Underwriter covenants with the Depositor that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Publicly Offered Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.
     Section 13. (a) Any Underwriter may terminate its obligations under this Agreement by notice to the Depositor at any time at or prior to the Time of Delivery if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement.
     (b) The obligations of the Underwriters to purchase the Certificates shall be terminable by the Underwriters if at any time on or prior to the Time of Delivery (i) any change, or any development or event involving a prospective change in the condition (financial or other), business, properties or results of operations of the Depositor or the Trust which, in the judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Publicly Offered Certificates; (ii) any downgrading in the rating of any of the Publicly Offered Certificates by any “nationally recognized statistical rating organization” (as defined under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Publicly Offered Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Publicly Offered Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or over-the-counter market, or any setting of minimum prices for trading on such exchange or market, or any suspension of trading of any Publicly Offered Certificates on any relevant exchange or in the over-the-counter market; (v) any general moratorium on commercial banking activities declared by any Federal or New York State authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale or any payment for the Certificates.
     (c) If any Underwriter terminates its obligations under this Agreement in accordance with Section 13(a), the Depositor shall reimburse such Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Certificates.
     Section 14. CCRE hereby covenants and agrees with the Underwriters that CCRE shall be liable to the Underwriters and the officers, directors and controlling persons referred to in Section 8(a) of this Agreement to the same extent as the Company for all of the obligations of the Company under Section 8 of this Agreement. CCRE further agrees that the Underwriters shall not be bound or obligated to initially request the Company to perform any of its obligations under Section 8 of this Agreement, but may instead initially request CCRE to perform such obligations. Additionally, CCRE agrees that the Underwriters shall not be bound or obligated in any way to exhaust recourse against the Company before being entitled to demand the performance by CCRE of the Company’s obligations under Section 8 of this Agreement. Performance by CCRE of any of the Company’s obligations under Section 8 of this Agreement shall be deemed to be performance thereof by the Company and performance by the Company of its obligations under Section 8 of this Agreement shall be deemed to be performance thereof by CCRE.
     Section 15. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if (i) in the case of CF&Co., addressed to Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attention: Stephen Merkel and Shawn Matthews, (ii) in the case of DBSI, to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with a copy to Cadwalader, Wickersham & Taft, One World Financial Center, New York, New York 10281, Attention: Anna H. Glick, Esq., (iii) in the case of Barclays, addressed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Francis Gilhool, fax number: (646) 758-5334, with a copy to Barclays Capital Inc., Legal Department, 745 Seventh Avenue, New York, New York 10019, Attention: Capital Markets, (iv) in the case of Nomura, to Nomura Securities International, Inc., Two World Financial Center, Building B, New York,

New York 10281-1198, Attention: Legal Department (facsimile number: (212) 667-1047), (v) in the case of CastleOak Securities, L.P., 110 East 59th Street, 2nd Floor, Attention: Philip Ippolito, fax number: (212) 308-7342, (vi) in the case of the Depositor, addressed to CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, Attention: Anthony Orso and (v) in the case of any such party, to such other address and/or fax number as may be provided by such party to the other parties hereto.
     Section 16. This Agreement shall be binding upon, and inure solely to the benefit of the Underwriters, the Depositor and, to the extent provided in Section 8 hereof, the officers and directors of the Depositor and each person who controls the Depositor or any Underwriter, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Certificates from any Underwriter shall be deemed a successor or assign merely by reason of such purchase.
     Section 17. Time shall be of the essence of this Agreement.
     Section 18. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.
     Section 19. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.
     Section 20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF)

or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.
     Section 21. The Depositor and each Underwriter is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Depositor or Underwriters , as applicable, imposing any limitations of any kind.
     Section 22. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned two counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor and each of the Underwriters.

Very truly yours, CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.
By:	/s/ Jill Weinstein
	Name:	Jill Weinstein
	Title:	Secretary

Accepted as of the date hereof: CANTOR FITZGERALD & CO., as Underwriter
By:	/s/ Shawn Matthews
	Name:	Shawn Matthews
	Title:	CEO

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Helaine M. Kaplan
	Name:	Helaine M. Kaplan
	Title:	Managing Director

By:	/s/ Natalie D. Grainger
	Name:	Natalie D. Grainger
	Title:	Vice President

BARCLAYS CAPITAL INC.
By:	/s/ Francis X. Gilhool
	Name:	Francis X. Gilhool
	Title:	Managing Director

CASTLEOAK SECURITIES, LP
By:	/s/ Philip J. Ippolito
	Name:	Philip J. Ippolito
	Title:	Chief Financial Officer & Director of Operations

NOMURA SECURITIES INTERNATIONAL, INC.
By:	/s/ Patrick Quinn
	Name:	Patrick Quinn
	Title:	Managing Director

Acknowledged and agreed:
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

By:	/s/ Jill Weinstein
	Name:	Jill Weinstein
	Title:	Secretary

SCHEDULE I

	Approximate Initial
	Certificate Principal	Initial Certificate
Class of Certificates	Balance	Rate
Class A-1	$52,288,000	1.5577%
Class A-2	$341,412,000	3.0614%
Class A-3	$34,139,000	3.8172%
Class A-4	$114,021,000	3.8343%

Sch. I-1

SCHEDULE II

Class of Certificates	Price	CF&CO.	DBSI	Barclays	Nomura	CastleOak
Class A-1	100.00007%	$96,497	$42,934,522	$9,256,981	$0	$0
Class A-2	101.49979%	$630,074	$280,338,909	$60,443,017	$0	$0
Class A-3	101.49986%	$63,003	$28,032,084	$6,043,912	$0	$0
Class A-4	101.50000%	$210,425	$93,624,485	$20,186,090	$0	$0

Sch. II-1

ANNEX A
Free Writing Prospectus List

Annex A-1-1

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has not been included in this free writing prospectus.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
     The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172863) for the offering to which this communication relates. Before you invest, you should read the base prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-443-0083 or by email to ccreprospectus@cantor.com.
     This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

THIS FREE WRITING PROSPECTUS, DATED NOVEMBER 23, 2011
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

$541,860,000 (Approximate)
CFCRE Commercial Mortgage Trust 2011-C2
as Issuing Entity
CCRE Commercial Mortgage Securities, L.P.
as Depositor
Cantor Commercial Real Estate Lending, L.P.
as Sponsor and Loan Seller
Commercial Mortgage Pass-Through Certificates, Series 2011-C2
     The Commercial Mortgage Pass-Through Certificates, Series 2011-C2 will include 16 classes of certificates, 4 of which CCRE Commercial Mortgage Securities, L.P. is offering pursuant to this free writing prospectus. The Series 2011-C2 certificates will represent the beneficial ownership interests in the issuing entity only and will not represent the obligations of the depositor, the sponsor or any of their affiliates. The issuing entity’s main assets will be a pool of 51 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties. Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

		Approximate Initial
	Initial Certificate	Pass-Through	Pass-Through Rate	Expected Ratings	Rated Final
Class	Principal Amount(1)	Rate(2)	Description	(Fitch/Moody’s)(3)	Distribution Date
Class A-1	$52,288,000	%	(6)	AAA(sf)/Aaa(sf)	December 2047
Class A-2	$341,412,000	%	(6)	AAA(sf)/Aaa(sf)	December 2047
Class A-3	$34,139,000	%	(6)	AAA(sf)/Aaa(sf)	December 2047
Class A-4	$114,021,000	%	(6)	AAA(sf)/Aaa(sf)	December 2047

(Footnotes to table begin on page S-8)
     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ATTACHED PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.
     You should carefully consider the “Risk Factors” beginning on page S-35 of this free writing prospectus and page 5 of the attached prospectus.
     Each class of certificates will receive distributions of interest and principal, as applicable, monthly, commencing on January 17, 2012. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.
     The underwriters, Cantor Fitzgerald & Co., Barclays Capital Inc., Deutsche Bank Securities Inc., CastleOak Securities, L.P. and Nomura Securities International, Inc., will purchase the offered certificates from CCRE Commercial Mortgage Securities, L.P. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Cantor Fitzgerald & Co., Barclays Capital Inc. and Deutsche Bank Securities Inc. will act as co-lead bookrunning managers in the following manner: Cantor Fitzgerald & Co. will act as sole bookrunning manager with respect to approximately $95,930,000 of the offered certificates, Barclays Capital Inc. will act as sole bookrunning manager with respect to approximately $95,930,000 of the offered certificates, and Deutsche Bank Securities Inc. will act as sole bookrunning manager with respect to approximately $350,000,000 of the offered certificates. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about December  , 2011.

Cantor Fitzgerald & Co.		Deutsche Bank Securities
Barclays Capital
CastleOak Securities, L.P.		Nomura Securities International, Inc.
December  , 2011
A-1